EXHIBIT 99.1

ZIVO Bioscience Receives $1 Million Bridge Financing

BLOOMFIELD HILLS, Mich. (April 5, 2023) – Zivo Bioscience, Inc. (NASDAQ: ZIVO) (the “Company”), a biotech/agtech R&D company engaged in the development of therapeutic, medicinal and nutritional product candidates derived from proprietary algal cultures, today announced a $1 million unsecured six-month loan from its Chairman, Chief Executive Officer, and President, John Payne. The loan carries 10% simple interest, may be prepaid without penalty, is extendable for an additional six months and includes warrants to purchase 390,000 shares of ZIVO common stock with a strike price of $2.91 per share.  More information on the loan and warrants is available in ZIVO’s Form 8-K filed today with the SEC.

ZIVO Bioscience intends to use the proceeds from this bridge financing for working capital purposes, to fund a recently launched validation study with its product candidate for the prevention and treatment of coccidiosis in broiler chickens, and to pursue additional strategic alternatives.

“I am optimistic about the future of ZIVO Bioscience due to our talented team, our thoughtful business strategy and multiple near-term milestones.  More specifically, I am confident in our novel immune-modulating product and believe the results we’ve produced to date demonstrate its efficacy in preventing coccidiosis in broiler chickens,” said Mr. Payne. “We have begun another study to further validate our coccidiosis product, including confirming titration levels, disease concentration and other environmental conditions. I look forward to the completion of this comprehensive study.”

“No one knows ZIVO better than Mr. Payne and we are grateful for his financial support as we work to fund the Company beyond the results of the current coccidiosis study and pursue a corporate partnership. John’s continued investment in ZIVO signals confidence in our business strategies, including our near-term biotech strategy with our product candidate for the treatment of coccidiosis in chickens, and our agtech plans focused on human nutrition,” added Keith Marchiando, Chief Financial Officer of ZIVO Bioscience.

ZIVO Bioscience has commenced the comprehensive study in broiler chickens and expects to complete work to affirm the protocol of its planned coccidiosis study including titration analysis and dosing challenges, in May. Thereafter, ZIVO will commence the 42-day study in over 2,000 chickens, which is expected to conclude in mid-2023.  The Company also continues to fund the scale up of production for its dried algal biomass for the human food industry.

About ZIVO Bioscience

ZIVO Bioscience is a research and development company with an intellectual property portfolio comprised of proprietary algal and bacterial strains, biologically active molecules and complexes, production techniques, cultivation techniques and patented or patent pending inventions for applications in human and animal health. Please visit www.zivobioscience.com for more information.

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Forward Looking Statements

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although ZIVO believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our products; risks that our products may not be ready for commercialization in a timely manner or at all; risks that our products will not perform as expected based on results of our pre-clinical and clinical trials; our ability to raise additional funds; uncertainties inherent in the development process of our products; changes in regulatory requirements or decisions of regulatory authorities; the size and growth potential of the markets for our products; the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and ZIVO undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Contacts

ZIVO Bioscience, Inc.

Keith Marchiando, Chief Financial Officer

(248) 452-9866 x130

kmarchiando@zivobioscience.com

LHA Investor Relations

Tirth T. Patel

(212) 201-6614

tpatel@lhai.com

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